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                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement relating to 25,000 shares of Common Stock of General Cable Corporation on Form S-8 of our report dated June 27, 1997 appearing in this annual report on Form 11-K of the General Cable Corporation Savings Plan for Hourly Employees for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP



Cincinnati, Ohio
July 21, 1997